                              AMENDED AND RESTATED

                   DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                      with

                       OppenheimerFunds Distributor, Inc.

                              For Class C Shares of

              Oppenheimer Small- & Mid- Cap Value Fund, a Series of
                        Oppenheimer Quest For Value Funds

This Amended and Restated Distribution and Service Plan and  Agreement  (the
"Plan")  is  dated  as of  the  3rd day of  October,  2005,  by and  between
Oppenheimer Small- & Mid- Cap Value  Fund (the "Fund"), a series of Oppenheimer
Quest For Value  Funds  (the  "Trust")  and  OppenheimerFunds  Distributor, Inc.
(the "Distributor").

1.    The Plan.  This Plan is the  Fund's  written  distribution  and  service plan for  Class C shares  of the Fund  (the  "Shares"),  contemplated  by Rule
12b-1  as it may  be  amended  from  time  to  time  (the  "Rule")  under  the
Investment  Company Act of 1940 (the "1940  Act"),  pursuant to which the Fund will  compensate  the  Distributor  for its  services in  connection  with the
distribution  of  Shares,   and  the  personal   service  and  maintenance  of
Shareholder accounts that hold Shares ("Accounts").  The Fund may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan.  The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the 1940 Act, (ii) the Rule, (iii) Rule 2830
of the Conduct Rules of the National Association of Securities Dealers,  Inc.,
or any  applicable  amendment  or  successor  to such rule (the "NASD  Conduct
Rules")  and (iv) any  conditions  pertaining  either to  distribution-related expenses or to a plan of  distribution  to which the Fund is subject under any order on which the Fund relies,  issued at any time by the U.S. Securities and
Exchange Commission ("SEC").

2.    Definitions.  As used in this Plan, the following terms shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which: (i) has rendered assistance  (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative support services  with  respect to Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall  furnish the  Distributor  (on behalf of the Fund) with such information as the Distributor  shall  reasonably  request to answer such questions  as may  arise  concerning  the sale of  Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees"  shall  mean the  members  of the  Trust's
Board of Trustees  who are not  "interested  persons"  (as defined in the 1940
Act) of the Trust and who have no direct or  indirect  financial  interest  in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"  shall  mean  such  brokerage  or other  customers  or investment  advisory or other  clients of a Recipient,  and/or  accounts as to which  such  Recipient  provides  administrative  support  services  or  is  a custodian or other fiduciary.

      (d)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned  beneficially  or of  record  by:  (i)  such  Recipient,  or  (ii)  such
Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as  Recipients  as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as  determined  by the  Distributor  shall be deemed the  Recipient as to such
Shares for purposes of this Plan.

3.    Payments for Distribution   Assistance and Administrative Support Services.

      (a)   Payments to the Distributor.  In  consideration  of the  payments made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide  administrative  support  services  and  distribution  services to the
Fund.  Such  services  include  distribution   assistance  and  administrative
support  services  rendered  in  connection  with  Shares (1) sold in purchase transactions,  (2) issued in exchange for shares of another investment company for which the  Distributor  serves as distributor or  sub-distributor,  or (3)
issued pursuant to a plan of  reorganization  to which the Fund is a party. If the Board believes that the Distributor may not be rendering appropriate distribution assistance or administrative support services in connection with the sale of Shares, then the Distributor, at the request of the Board, shall provide the Board with a written report or other information to verify that the
Distributor is providing appropriate services in this regard.  For such services, the Fund will make the following payments to the Distributor:

            (i)  Administrative Support Services Fees. Within forty-five (45)
days of the end of each calendar  quarter,  the Fund will make payments in the aggregate  amount of 0.0625%  (0.25% on an annual basis) of the average during the period of the aggregate net asset value of the Shares computed as of the close of each  business day (the  "Service  Fee").  Such Service Fee payments received from the Fund will compensate the Distributor for providing administrative support services with respect to Accounts.  The administrative support services in connection with Accounts may include, but shall not be limited to, the administrative support services that a Recipient may render as described in Section 3(b)(i) below.

            (ii)  Distribution Assistance Fees (Asset-Based Sales Charge).
Within ten (10) days of the end of each month,  the Fund will make payments in the  aggregate  amount of 0.0625%  (0.75% on an annual  basis) of the  average during the month of the  aggregate  net asset  value of Shares  computed as of the  close  of each  business  day  (the  "Asset-Based  Sales  Charge").  Such
Asset-Based Sales Charge payments received from the Fund will compensate the
Distributor for providing distribution assistance in connection with the sale of
Shares.

      The distribution  assistance  services to be rendered by the Distributor in  connection  with the Shares may include,  but shall not be limited to, the following:  (i) paying sales commissions to any broker,  dealer, bank or other person or entity  that sells  Shares,  and/or  paying  such  persons  "Advance
Service  Fee  Payments"  (as defined  below) in advance of,  and/or in amounts greater than, the amount provided for in Section 3(b) of this Agreement;  (ii)
paying  compensation  to and  expenses of  personnel  of the  Distributor  who support  distribution of Shares by Recipients;  (iii)  obtaining  financing or providing such financing  from its own  resources,  or from an affiliate,  for the  interest  and other  borrowing  costs of the  Distributor's  unreimbursed expenses  incurred in rendering  distribution  assistance  and  administrative support  services  to the Fund;  and (iv)  paying  other  direct  distribution
costs,   including   without   limitation  the  costs  of  sales   literature,
advertising  and  prospectuses  (other than those  prospectuses  furnished  to current  holders of the Fund's shares  ("Shareholders"))  and state "blue sky"
registration expenses.

      (b)   Payments to Recipients.  The  Distributor is authorized  under the
Plan  to  pay  Recipients  (1)  distribution  assistance  fees  for  rendering distribution  assistance  in  connection  with the sale of Shares  and/or  (2)
service fees for  rendering  administrative  support  services with respect to
Accounts.  However, no such payments shall be made to any Recipient for any period in which its Qualified Holdings do not equal or exceed, at the end of such period, the minimum amount ("Minimum Qualified  Holdings"),  if any, that may be set from time to time by a majority of the  Independent  Trustees. All fee payments  made by the  Distributor  hereunder are subject to reduction or chargeback so that the aggregate  service fee payments and Advance  Service Fee
Payments do not exceed the limits on payments to  Recipients  that are, or may be,  imposed by the NASD  Conduct  Rules.  The  Distributor  may make Plan payments  to any  "affiliated  person"  (as  defined  in the 1940  Act) of the
Distributor if such affiliated  person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

      In   consideration   of the services   provided by Recipients,   the
Distributor shall make the following payments to Recipients:

            (i)  Service Fee.  In  consideration  of  administrative  support services  provided by a Recipient,  the Distributor shall  make  service  fee
payments  to  that  Recipient   quarterly or at such other interval as deemed
appropriate by the Distributor,  within forty-five (45) days of the end of each calendar  quarter or other period,  at a rate not to exceed  0.0625%  (0.25% on an annual basis) of the average during the period of the aggregate  net asset value of Shares, computed as of the close of each business day,  constituting
Qualified  Holdings owned beneficially or of record by the  Recipient or by its
Customers for a period of more than the minimum period (the "Minimum  Holding
Period"),  if any, that may be set from time to time by a majority of the
Independent Trustees.

      Alternatively,  the  Distributor  may,  at its  sole  option,  make  the following service fee payments to any Recipient,  within forty-five (45)  days of the end of each  calendar  quarter or at such other interval as deemed appropriate by the Distributor:  (A)  "Advance  Service  Fee Payments"  at a
rate not to exceed  0.25% of the average  during the  calendar quarter or other period of the aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient during that period and owned  beneficially or of record by the
Recipient or by its Customers,  plus (B) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the average  during the period of the aggregate  net asset value of Shares,  computed as of the  close  of each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient or by its  Customers for a period of more than one
(1) year. In the event Shares are redeemed less than one year after the date such Shares were sold,  the  Recipient is obligated to and will repay the
Distributor  on demand a pro rata portion of such  Advance  Service Fee
Payments,  based on the ratio of the time such Shares were held to one (1) year.

       The  administrative  support  services to be rendered by  Recipients in connection  with the Accounts  may  include,  but shall not be limited to, the following:  answering routine inquiries  concerning the Fund, assisting in the establishment  and  maintenance  of accounts or  sub-accounts  in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options  available,  and providing such other information and services in connection with the rendering of personal  services and/or the maintenance  of  Accounts,  as the  Distributor  or the  Fund  may  reasonably request.

            (ii)  Distribution Assistance Fee (Asset-Based Sales Charge)
Payments.  Irrespective of whichever  alternative method of making service fee payments  to  Recipients  is  selected by the  Distributor,  in  addition  the
Distributor shall make distribution  assistance fee payments to each Recipient quarterly, or at such other interval as deemed appropriate by the Distributor, within  forty-five  (45)  days  after  the  end of  each  calendar quarter or other period,  at a rate not to exceed  0.1875%  (0.75% on an annual  basis) of the average  during the  period of the  aggregate  net asset  value of Shares computed as of the close of each business day  constituting  Qualified Holdings owned  beneficially  or of record by the  Recipient or its Customers for a period  of more than one (1) year.  Alternatively, at its sole option, the
Distributor may make distribution assistance fee payments to a Recipient quarterly,  at the rate  described  above,  on Shares  constituting  Qualified
Holdings  owned  beneficially  or of record by the  Recipient or its Customers without  regard to the 1-year  holding period  described  above.  Distribution assistance fee payments shall be made only to Recipients that are registered with the SEC as a broker-dealer or are exempt from registration.

      The  distribution  assistance  to  be  rendered  by  the  Recipients  in connection  with the sale of Shares may include,  but shall not be limited to, the  following:  distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders,  providing compensation to and paying expenses of personnel of the Recipient who support the  distribution of Shares by the  Recipient,  and  providing  such other  information  and  services  in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority  of the  Independent  Trustees  may at any time or from time to time  (i)  increase  or  decrease  the  rate of fees to be paid to the
Distributor or to any Recipient,  but not to exceed the rates set forth above, and/or  (ii)  direct the  Distributor  to  increase  or  decrease  any Minimum
Holding  Period,  any  maximum  period  set by a majority  of the  Independent
Trustees  during  which  fees  will be paid on Shares  constituting  Qualified
Holdings  owned  beneficially  or of record by a Recipient or by its Customers
(the  "Maximum  Holding   Period"),   or  Minimum  Qualified   Holdings.   The
Distributor  shall notify all  Recipients of any Minimum  Qualified  Holdings,
Maximum  Holding Period and Minimum  Holding Period that are  established  and the rate of payments  hereunder  applicable to  Recipients,  and shall provide each  Recipient  with written  notice within thirty (30) days after any change in  these  provisions.  Inclusion of such provisions or a change in such provisions in a supplement or amendment to or revision of the prospectus of the
Fund shall constitute sufficient notice.

      (d)   The Service Fee and the Asset-Based Sales Charge on Shares are
subject to reduction or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

      (e)   Under the Plan, payments may also be made to Recipients:  (i) by
OppenheimerFunds, Inc.  ("OFI")  from its own  resources  (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii) by
the  Distributor  (a  subsidiary  of  OFI),  from  its  own  resources,   from
Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients are intended to have certain rights as third-party beneficiaries under this Plan, subject to the limitations set forth below. It may be presumed that a Recipient has provided distribution assistance or administrative support services qualifying for payment under the Plan if it has
Qualified Holdings of Shares that entitle it to payments under the Plan.
If either the  Distributor  or the Board  believe  that,  notwithstanding  the level of Qualified  Holdings,  a Recipient  may not be  rendering  appropriate
distribution   assistance   in   connection   with  the  sale  of   Shares  or
administrative  support services for Accounts,  then the  Distributor,  at the request of the Board,  shall require the Recipient to provide a written report or other  information to verify that said  Recipient is providing  appropriate distribution  assistance  and/or  services in this regard.  If the Distributor or the Board of  Trustees  still is not  satisfied  after the  receipt of such report,  either may take appropriate steps to terminate the Recipient's status as a  Recipient  under  the  Plan,  whereupon  such  Recipient's  rights  as a third-party  beneficiary  hereunder shall  terminate.  Additionally,  in their discretion  a majority  of the  Trust's  Independent  Trustees at any time may remove any  broker,  dealer,  bank or other  person or entity as a  Recipient, whereupon  such  person's  or  entity's  rights as a  third-party  beneficiary hereof  shall  terminate.  Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any payment  whatsoever  to any  person  or  entity  other  than  directly  to the
Distributor.  The  Distributor  has no  obligation  to pay any Service Fees or
Distribution  Assistance  Fees to any  Recipient  if the  Distributor  has not
received  payment of Service  Fees or  Distribution  Assistance  Fees from the
Fund.

4.    Selection and Nomination of Trustees.  While this Plan is in effect, the selection and nomination of persons to be Trustees of the Trust who are not
"interested persons" of the Trust ("Disinterested Trustees") shall be committed to the discretion of the incumbent Disinterested Trustees.  Nothing herein shall prevent the incumbent Disinterested Trustees from soliciting the views or the involvement of others in such selection or nomination as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in effect, the Treasurer of the Trust shall provide written reports to the Trust's Board for its review, detailing the amount of all payments made under this Plan and the purpose for which the payments were made. The reports shall be provided quarterly, and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related Agreements.  Any  agreement  related  to this Plan  shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by a  vote  of a  majority  of the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  voting Class C shares;  (ii) such termination  shall be on not more than sixty days' written notice to any other party to the agreement;  (iii) such agreement shall automatically terminate in the  event of its  "assignment"  (as  defined  in the  1940  Act);  (iv)  such agreement  shall go into effect  when  approved by a vote of the Board and its
Independent  Trustees  cast in person at a meeting  called for the  purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein  provided,  continue  in effect  from year to year only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast in  person at a  meeting  called  for the purpose of voting on such continuance.

7.    Effectiveness, Continuation, Termination and Amendment.  This Amended and
Restated  Plan  has  been  approved  by a vote  of the  Board  and of the
Independent  Trustees  and  replaces  the Fund's  prior  Amended and  Restated
Distribution  and  Service  Plan for  Class C  Shares.  Unless  terminated  as hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance is specifically approved  at  least  annually  by a vote  of the  Board  and  its  Independent
Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

      This  Plan may not be  amended  to  increase  materially  the  amount of payments  to be  made  under  this  Plan,  without  approval  of the  Class  C
Shareholders at a meeting called for that purpose and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

      This Plan may be  terminated  at any time by vote of a  majority  of the
Independent  Trustees  or by the  vote  of the  holders  of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class C voting shares. In the event of such termination, the Board and its Independent Trustees shall determine whether the Distributor shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based Sales Charge in
respect of Shares sold prior to the effective date of such termination.

8.    Disclaimer of Shareholder and Trustee Liability.   The Distributor
understands that the obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property.  The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder and
Trustee liability for acts or obligations of the Fund.

                              Oppenheimer Small- & Mid- Cap Value Fund, a series
                              of Oppenheimer Quest For Value Funds

                              By:   /s/ Philip S. Gillespie
                                       Phillip S. Gillespie, Assistant Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By:   /s/ James H. Ruff
                                       James H. Ruff, President